UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
 Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 20, 2025
  LAM RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-12933	94-2634797
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
4650 Cushing Parkway
Fremont, California 94538
(Address of principal executive offices including zip code)
(510) 572-0200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	LRCX	The Nasdaq Stock Market
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company      ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                      ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On May 20, 2025, the Board of Directors of Lam Research Corporation (the “Company”) amended and restated the Company’s Amended and Restated Bylaws (the “Bylaws”), effective immediately. The amendments to the Bylaws permit stockholders who have owned (as defined in the Bylaws), in the aggregate, at least 20% of the outstanding shares of the Company’s common stock continuously for a period of at least one year, to call a special meeting of stockholders, provided that such stockholders satisfy certain disclosure, timing and other requirements and procedures intended to ensure that the Company’s stockholders receive adequate, timely and accurate information in connection with a special meeting and to avoid the unnecessary use of resources that would result from holding special meetings redundantly in close proximity to our annual meetings or other stockholder meetings in which a similar item was considered.
The foregoing description is qualified in its entirety by the amended and restated Bylaws, which are attached hereto as Exhibit 3.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

3.1	Amended and Restated Bylaws of of Lam Research Corporation Dated May 20, 2025
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 21, 2025	LAM RESEARCH CORPORATION
(Registrant)
/s/ Ava A. Harter
Ava A. Harter
Senior Vice President, Chief Legal Officer